Exhibit 99.1

MHI Hospitality Corporation Announces Filing of Registration Statement for the

Public Offering of up to $125 Million of Common Stock

WILLIAMSBURG, VA – June 15, 2010 – MHI Hospitality Corporation (Nasdaq: MDH) announced today that it has filed a registration statement on Form S-11 with the Securities and Exchange Commission (“SEC”) for the proposed public offering of up to $125 million of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined.

The Company expects to sell its common stock in an underwritten public offering with Stifel, Nicolaus & Company, Incorporated and Janney Montgomery Scott LLC acting as joint book-running managers for the offering. The Company intends to grant the underwriters a 30-day option to purchase additional shares to cover over-allotments, if any.

The Company expects to use the net proceeds of the offering to further strengthen its balance sheet, including repaying outstanding debt under its credit line, repaying or repurchasing certain of its mortgage debt, funding working capital, pursuing acquisition opportunities and for other general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Prospective investors should read the prospectus in the registration statement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the preliminary prospectus related to the offering may be obtained when available by contacting:

•	Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202, Telephone: 443-224-1988; or

•	Janney Montgomery Scott LLC, Attention: Equity Syndicate Department, 60 State Street, Boston, MA 024109, Telephone: 617-557-2971.

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. MHI Hospitality Corporation is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations and future plans, are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness, its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.